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                                                                   EXHIBIT 10.20


                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (this "Agreement") made effective as of February 12, 1998 by and between Central Parking Corporation (the "Company"), and Lewis Katz (the "Consultant").

         In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                    SECTION I
                                   ENGAGEMENT

         The Company agrees to engage the Consultant and the Consultant agrees to be engaged by the Company for the Period of Consulting as provided below upon the terms and conditions provided in the Agreement.

                                   SECTION II
                                TERMS AND DUTIES

         A. Period of Consulting.

         The period of the Consultant's employment under this Agreement will commence as of February 12, 1998, and shall continue through February 12, 2003, subject to termination as provided in this Agreement ("Period of Consulting").

         B. Duties.

         During the Period of Consulting, the Consultant

                  (a) shall, at Consultant's option, oversee the day to day management of those locations on Exhibit "A";

                  (b) may, at Consultant's option, seek new business opportunities in the form of leases in or management of parking facilities and shall present such opportunities to the Company; and

                  (c) shall offer to the Company, for the greater of the Period of Consulting or five (5) years from the date hereof, the option to acquire up to 50% of the interest, if any, proposed to be acquired by the Consultant in commercial real property or a long-term leasehold in respect of commercial property in excess of 50 years in each case that is reasonably likely to be used in the Company's parking business, wherever located, under the procedures and terms described in Section


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7.12 of the Agreement and Plan of Merger among Company, affiliates of Consultant and others dated as of November 7, 1997 ("Merger Agreement").

The Consultant will perform faithfully the duties which may be required hereunder. The Consultant shall not be required to perform services hereunder at any specific location or at any office of the Company. Consultant shall be permitted to perform the services hereunder by telephone or other method. Consultant shall be available on a reasonable basis from time to time.

                                   SECTION III
                                  COMPENSATION

         A. Consulting Fee.

         For all services rendered by the Consultant in any capacity during the Period of Consulting, the Consultant shall be paid an annual fee (the "Base Consulting Fee") of Two Hundred Thousand Dollars ($200,000.00), payable in years two through five only, inclusive, of the Period of Consulting, in equal monthly installments.

         B. Participating Consulting Fee.

         In addition to the Base Consulting Fee, the Consultant shall be entitled to an annual fee in respect of opportunities presented pursuant to
Section II(B)(b) (the "Participating Consulting Fee") equal to (a) (i) 10% of all Adjusted Operating Income (defined as Net Operating Income less a G & A cost equal to 5% of the location's normal cost of operations. "Net Operating Income" shall be defined as the amount computed by deducting from the gross receipts realized from ongoing parking operations all normal costs of operations, including, but not limited to, Profit Sharing Plan contributions, depreciation and/or amortization expense on equipment or other up front costs or capital expenditures, and taxes except for federal, state and city income taxes.) derived from new leases where Consultant was primarily responsible for such lease, and (ii) 10% of all Adjusted Operating Income derived from new management agreements where Consultant was primarily responsible for securing the management agreement; less (b) the Base Consulting Fee. The Participating Consulting Fee will be paid to Consultant for five years from the date of commencement of operation pursuant to the lease or management agreement. The Participating Consulting Fee shall be computed and payable within 75 days of the end of each fiscal year during the period such fees are due. Any properties in which Consultant is an investor shall not be included in calculation of the Participating Consulting Fee.

                                   SECTION IV
                                BUSINESS EXPENSES

         A. The Company will reimburse the Consultant for all reasonable travel and other expenses incurred by the Consultant in connection with the performance of his duties and obligations under this Agreement, subject to usual and customary Company reimbursement policies.



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         B. The Company shall provide Consultant with an office, a telephone, a parking pass and a secretary during the Period of Consulting.

                                    SECTION V
                               DEATH OR DISABILITY

         In the event of the death or disability of the Consultant during the Period of Consulting, the Company's obligation to make payments under this Agreement shall cease as of the date of death or disability, except for earned but unpaid Base Consulting Fee, which will be paid on a pro-rated basis for that year, and the Participating Consulting Fee payable with respect to previously secured leases and/or management agreements, which shall continue to be paid until the fifth anniversary of the date such lease and/or management agreements were secured. The term "disability" will have the same meaning as provided in the United States Internal Revenue Code.

                                   SECTION VI
                     EFFECT OF TERMINATION OF THIS AGREEMENT

         A. If this Agreement is terminated due to a Without Cause Termination, the Company will pay the Consultant the Base Consulting Fee for the balance of the five year term and Consultant will continue to receive any previously earned Participating Consulting Fees payable with respect to previously secured leases and/or management agreements until the fifth anniversary of the date such lease and/or management agreements were secured.

         B. If this Agreement is terminated due to a Termination for Cause or resignation or voluntary termination by Consultant, earned but unpaid Base Consulting Fee will be paid on a pro-rated basis through the date of termination. No other payments will be made or benefits provided by the Company, and all Participating Consulting Fees shall terminate.

         C. For this Agreement, the following terms have the following meanings:

                  1. "Termination for Cause" means termination of this Agreement by the Company's Board of Directors acting in good faith by written notice to the Consultant due to material breach of this Agreement or the Consultant's misconduct with respect to his duties under this Agreement, that constitutes theft, embezzlement, fraud, intentional mishandling of Company funds, or any other material act or omission which is materially injurious to the financial condition or business reputation of the Company.

                  2. "Without Cause Termination" means termination of this Agreement by the Company other than due to death, disability or Termination for Cause.



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                                  SECTION VII
                      OTHER DUTIES OF THE CONSULTANT DURING
                       AND AFTER THE PERIOD OF CONSULTING

         A. The Consultant will, with reasonable notice during or after the Period of Consulting, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party.

         B. The Consultant recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers or other relationships of the Company and its subsidiaries and affiliates, other than that which has been publicly disclosed, is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Consultant's duties under this Agreement. The Consultant will not during the Period of Consulting or after except to the extent reasonably necessary in performance of the duties under this Agreement, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company, except as required by law or court order. The Consultant will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. All records, memoranda and other writings relating to the business of the Company, whether made by the Consultant or otherwise coming into his possession, which are confidential and will remain the property of the Company.

         C. During the Period of Consulting, the Consultant will not use his status with the Company to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to the Company. The Consultant will not (a) throughout the Period of Consulting; (b) with respect to (i) and (iii) below only, for a thirty-six
(36) month period following the termination of the Period of Consulting, as it relates to any managed or leased parking location or operation of the Company as such exists at the termination date; and (c) for a twelve (12) month period following the termination of the Period of Consulting within a 50 mile radius of any parking location acquired by the Company under the terms of the Merger Agreement engage in any of the following activities: (i) perform any acts intended to advance the interests of any existing competitors of the Company in any way that will materially injure the interests of the Company; (ii) directly or indirectly own or hold any proprietary interest in, provide advice or consulting services, operate or manage or be employed or receive compensation from any business or activity engaged in the same or similar business as the Company; or (iii) solicit the business of any manager, owner or lessor of the Company, solicit any employee or members of then current managers, owners or lessors of or to the Company, in each case with respect to existing contracts or locations of the Company. For the purposes of the Agreement, proprietary interest Means legal or equitable ownership, whether through stock holdings or otherwise, of a debt or equity interest (including options, warrants, rights and convertible interests) in a business firm or entity, or ownership of more than 5% of any class of debt or equity interest in a publicly-held company. The Consultant acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope. For a thirty-six (36) month period after termination of the Period of Consulting the



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Consultant will not directly or indirectly hire any then current employee of the
Company or solicit or encourage any such employee to leave the employ of the Company.

         D. If Consultant breaches, or threatens to commit a breach of, any of the provisions contained in this Article VII, the Company shall have the following rights and remedies with respect to, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Company under law or in equity.

                  (a) the right and remedy to have the provisions of Article VII specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the provisions of Article VII would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                  (b) the right and remedy to require Consultant to account for and pay over to the Company, all compensation, profits, monies, accruals, increments or other benefits derived or received by Consultant as the result of any action constituting a breach of Article VII.

         E. Consultant acknowledges and agrees that the provisions of Article VII are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that the provisions of Article VII, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall be enforceable.

         F. If any court determines that the provisions of Article VII, or any part thereof, is invalid or unenforceable, the remainder of the provisions of
Article VII shall not thereby be affected and shall be given full effect without regard to the invalid portions.

         G. Notwithstanding the provisions of this Section VII, the Consultant may, in accordance with the terms of the Shareholders Agreement and Agreement Not to Compete among Company, Consultant and others dated February _, 1998 ("Shareholders Agreement"), make the investments described in Section 4.01(b) of the Shareholders Agreement.

         H. The expiration of the term of any restrictive provision contained herein shall not impair or affect the continuing validity or application of the same, similar or related provisions contained in any other agreement entered into between the parties hereunder.

                                  SECTION VIII
                           INDEMNIFICATION, LITIGATION

         The Company will indemnify the Consultant to the fullest extent permitted by the laws of the state of incorporation in effect at that time, or certificate of incorporation and by-laws of the Company, whichever affords the greater protection to the Consultant.



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                                   SECTION IX
                             INDEPENDENT CONTRACTOR

         The Consultant is an independent contractor and not an employee of the Company. The Company will not withhold from any payments under this Agreement any federal, state, city or other taxes that would be required to be withheld or paid pursuant to any law or governmental regulation relating to employees. The Consultant shall be responsible for all such amounts and shall indemnify and hold the Company harmless with respect to such amounts and the failure of Company to withhold or pay such amounts.

                                    SECTION X
                           EFFECTIVE PRIOR AGREEMENTS

         This Agreement contains the entire understanding between the Company and the Consultant with respect to the subject matter and supersedes any prior employment, consulting or severance agreements between the Company and its affiliates, and the Consultant.

                                   SECTION XI
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

         Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or entity which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a Consolidation, Merger or Sale of Assets, the term "the Company" as used will mean the other corporation or entity and this Agreement shall continue in full force and effect.

                                   SECTION XII
                                  MODIFICATION

         This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.



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                                  SECTION XIII
                                  GOVERNING LAW

         This Agreement has been executed and delivered in the State of New York and its validity, interpretation, performance and enforcement shall be governed by the internal laws of that state. The parties consent to the exclusive venue and jurisdictions of the federal and state courts of the State of New York.

                                   SECTION XIV
                                     NOTICES

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following:

                  (a) If to the Company, at 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212, Attention: Chairman, or at such other address as may have been furnished to the Consultant by the Company in writing, copy to Mark Manner, Harwell, Howard, Hyne, Gabbert & Manner, P.C., 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee 37238; or

                  (b) If to the Consultant, at the address designated for notices in the Shareholders Agreement, or such other address as may have been furnished to the Company by the Consultant in writing.

                                   SECTION XV
                                BINDING AGREEMENT

         This Agreement shall be binding on the parties' successors, heirs and assigns.



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        COMPANY:


                                        CENTRAL PARKING CORPORATION



                                        By: /s/ Monroe J. Carell, Jr.
                                            ------------------------------------
                                        Title: Chairman & C.E.O.
                                               ---------------------------------


                                        CONSULTANT



                                        /s/ LEWIS KATZ
                                        ----------------------------------------
                                        LEWIS KATZ





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